EXHIBIT INDEX
                                _____________


A. Copies of exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

     10.40   Global Marine Inc. 1998 Management Incentive Award Plan.

     21.1    List of Subsidiaries.

     23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Annual Report on Form 10-K being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in Item 14(a)(3). Descriptions of these exhibits are incorporated herein by this reference to Item 14(a)(3) of this Report.